UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2016

Superconductor Technologies Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21074	77-0158076
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

9101 Wall Street, Austin, TX	78754
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 334-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Equity Financing

On July 27, 2016, Superconductor Technologies Inc. (the “Company”) entered into a Securities Purchase Agreement (“Purchase Agreement”) by and among the Company and certain investors (the “Purchasers”), pursuant to which the Company agreed to issue to the Purchasers, in a registered offering, (i) an aggregate of 293,604 shares of its common stock at a price of $3.08375 per share and (ii) to Purchasers, whose purchase of our common stock would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, an aggregate of 1,294.595255 shares of our Series C Convertible Preferred Stock (the “Series C Preferred”). The Series C Preferred have a stated value of $1,000 and are convertible into shares of our common stock at $3.08375 per share, the public offering price of the shares of our common stock. Subject to certain prohibitions on conversion as outlined below, the 1,294.595255 shares of Series C Preferred would be convertible into an aggregate of 419,812 shares of our common stock

The closing of the registered offering and the concurrent private placement outlined below is expected to occur on or about August 2, 2016, subject to satisfaction of customary closing conditions set forth in the Purchase Agreement. The net proceeds to the Company from the registered offering of the common stock, after deducting the Placement Agent fees and the Company’s estimated offering expenses, is expected to be approximately $1.9 million.

For each share of common stock (or common stock underlying the Series C Preferred) purchased in the registered offering, Purchasers will also receive an unregistered warrant to purchase 0.75 of a share of common stock (the “Warrants”). The Warrants are being issued in a concurrent private placement as further detailed below.

The Series C Preferred may not be converted by the holder into shares of common stock unless the holder will, following such conversion, remain in compliance with certain beneficial ownership limitations. A holder will not have the right to convert any Series C Preferred if the holder (together with its affiliates and certain related parties) would hold more than 4.99% of the number of shares of our common stock outstanding, which limitation, subject to increase or decrease upon at least 60 days’ notice by a holder, cannot be increased above 9.99%.

In connection with the registered offering and the concurrent private placement, the Company engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as its exclusive placement agent. The Company agreed to pay the Placement Agent a cash placement fee equal to 7% of the aggregate purchase price for the common stock (and common stock underlying the Series C Preferred) purchased in the registered offering and to reimburse the Placement Agent $50,000 for its legal fees and expenses. In addition, we agreed to grant compensation warrants to the Placement Agent (the “Placement Agent Warrants”) to purchase a number of shares of our common stock equal to 7% of the aggregate number of shares of common stock (including underlying the Series C Preferred) sold to the investors in this offering. The Placement Agent Warrants will have an exercise price of $3.855 (125% of the public offering price per share of common stock) and will terminate on the five year anniversary of the effective date of the offering. In addition, the Company granted a right of first refusal to H.C. Wainwright pursuant to which H.C. Wainwright has the right to act as the exclusive advisor, manager or underwriter or agent, as applicable, if the Company or its subsidiaries sell or acquire a business, finance any indebtedness using an agent, or raise capital through a public or private offering of equity or debt securities for a period until, in most cases, the one year anniversary of the date of the prospectus supplement for the registered offering.

The offer and sale of the common stock in the registered offering is registered under the Securities Act of 1933, as amended (the “Securities Act”), on a registration statement on Form S-3 (File No. 333-202702), which became effective on March 19, 2015, and a related prospectus supplement dated July 27, 2016 filed in connection with such offering.

Concurrent Private Placement

In a concurrent private placement, each Purchaser will also receive Warrants to purchase 0.75 of a share of common stock for each share of common stock (or common stock underlying the Series C Preferred) purchased in the registered offering, or up to an aggregate of 535,062 warrants. The Warrants have an exercise price of $3.00 per share and are exercisable during the period following the six month anniversary of the date of issuance of the warrants until the five and a half year anniversary of the date of issuance. The Warrants are exercisable for cash or, solely in the absence of an effective registration statement or prospectus, by cashless exercise.

The Warrants may not be exercised by the holder unless the holder will, following such exercise, remain in compliance with certain beneficial ownership limitations. A holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates and certain related parties) would beneficially own in excess of 4.99% of the number of shares of our stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us.

The exercise price of the Warrants is not subject to any “price-based” anti-dilution adjustment. The exercise price of the Warrants is subject to customary adjustments in the case of events such as stock dividends or other distributions on shares of common stock or any other equity or equity equivalent securities payable in shares of common stock, stock splits, stock combinations, reclassifications or similar events affecting our common stock, and also, subject to limitations, upon any distribution of assets, including cash, stock or other property to our stockholders.

The Company will receive proceeds from the concurrent private placement transaction solely to the extent the Warrants are exercised for cash.

On July 28, 2016, the Company issued a press release announcing the registered offering and the concurrent private placement. A copy of the press is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The foregoing summaries of the Purchase Agreement, the Series C Preferred, Warrants and Placement Agent Warrants are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 1.1, 3.1, 3.2, 4.1 and 4.2, which are incorporated herein by reference. Certain of these documents contain representations and warranties and other statements which are not for the benefit of any party other than the parties to such document or agreement and are not intended as a document for investors (to the extent they are not a party to such agreement) or the public generally to obtain factual information about us.

A copy of the opinion of Manatt, Phelps & Phillips, LLP relating to the legality of the issuance of the shares of common stock and Series C Preferred is attached hereto as Exhibit 5.1.

Adjustment of Exercise Price of other Warrants

As a result of the registered offering and the concurrent private placement, the exercise price of an aggregate of 407,825 outstanding warrants originally issued in the Company’s underwritten public offering that closed on August 9, 2013, will each be adjusted to $3.00 due to the price-based anti-dilution adjustment mechanisms in such warrants. This mechanism provides that if the Company sells shares of common stock or common stock equivalents at an effective per share price less than the then effective exercise price of such warrants, that the exercise price such warrants will be reset to such lower price. This feature will terminate when the volume-weighted average price of our common stock as reported by our principal trading market exceeds 300% of the then exercise price of the warrant for thirty consecutive trading days and does not apply to certain exempt issuances, including, in certain circumstances, issuances under equity incentive plans, securities issued upon exercise or conversion of existing securities or securities issued in connection with acquisitions or strategic transactions. Each of these warrants will expire on August 9, 2018 if not exercised prior to such date.

Item 3.02 Unregistered Sales of Equity Securities

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The issuance of the Warrants by the Company under the Purchase Agreement and the Placement Agent Warrants to the Placement Agent is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

Item 5.03 Amendment to Articles of Incorporation or Bylaws

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 5.03. On July 29, 2016, and in connection with the anticipated issuance of the Series C Preferred in the offering, the Company filed a Certificate of Designation to its Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware, authorizing and establishing the rights, preferences, and privileges of the Series C Preferred. Copies of the Certificate of Designation relating to the Series C Preferred and the form of stock certificate are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference.

Forward-Looking Statements

Certain statements in this Form 8-K are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about the expected closing of the sale and purchase of the Company’s securities described herein and the Company’s receipt of net proceeds therefrom. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the Company’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the Company’s ability to satisfy applicable closing conditions under the Purchase Agreement and the Purchasers’ fulfillment of their obligations to purchase the securities. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the Company’s other reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as amended. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as to the date of this report. Except as required by law, the Company undertakes no obligation to update any forward-looking or other statements in this report, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

1.1	Securities Purchase Agreement, dated as of July 27, 2016

3.1	Certificate of Designations of Series C Convertible Preferred Stock

3.2	Form of Certificate for Series C Convertible Preferred Stock

4.1	Form of Common Stock Purchase Warrant

4.2	Form of Placement Agent Warrant

5.1	Opinion of Manatt, Phelps & Phillips, LLP

23.1	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1)

99.1	Press Release dated July 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Superconductor Technologies Inc.

Dated: August 1, 2016	By:	/s/ WILLIAM J. BUCHANAN
William J. Buchanan
Vice President and Chief Financial Officer